Exhibit 10.3

SECURED BRIDGE NOTE

$[NUMBER]	June 28, 2019

For value received, the undersigned, Humanigen, Inc., a Delaware corporation (“Borrower”), promises to pay to the order of [HOLDER NAME], and its successors and assigns (together with its successors and assigns, “Lender”), in lawful money of the United States of America, the principal sum of $[NUMBER] with interest thereon to be computed from the date of disbursement under this promissory note (the “Note”) at the rate of 7% (the “Interest Rate”).

Borrower shall pay all outstanding principal and accrued interest at the Interest Rate and all other amounts owed pursuant to this Note and the other Credit Documents on October 1, 2019 (the “Maturity Date”), unless earlier accelerated pursuant to the terms of this Note or any other Credit Document.

Borrower shall make all payments payable in cash under this Note in lawful money of the United States. All payments paid by Borrower to Lender under this Note and under the other Credit Documents shall be applied in the following order of priority: (i) to amounts, other than principal and interest, due to Lender pursuant to this Note or the other Credit Documents; (ii) to accrued but unpaid interest on this Note; and (iii) to the unpaid principal balance of this Note. Borrower irrevocably waives the right to direct the application of any and all payments at any time hereafter received by Lender from or on behalf of Borrower, and Borrower irrevocably agrees that Lender shall have the continuing exclusive right to apply any and all such payments against the then due and owing obligations of Borrower in such order of priority as Lender may deem advisable. If Borrower makes any payment of principal, interest or other amounts upon the indebtedness by check, draft, or other remittance, Lender shall not be deemed to have received such payment until Lender actually receives the payment instrument.

1.       Interest. Interest shall accrue at the Interest Rate on the outstanding principal balance at the end of each day on which any amount is outstanding under this Note. Interest shall be calculated on a daily basis (computed on the actual number of days elapsed over a year of 360 days), commencing on the date of this Note, and shall be based upon the outstanding principal balance at the end of each day.

2.       Default Interest. Upon the occurrence of an Event of Default (as hereinafter defined), including the failure of Borrower to make full payment on the Maturity Date, Lender shall be entitled to receive, and Borrower shall pay, interest on the then outstanding principal balance due and payable under this Note at the rate of 3.0% per annum above the Interest Rate (“Default Rate”) but in no event greater than the maximum rate permitted by applicable law. Interest shall accrue and be payable at the Default Rate from the occurrence of an Event of Default until all Events of Default have been fully cured. Such accrued interest shall be secured by the Liens (as hereinafter defined) in favor of Lender under the Credit Documents (as hereinafter defined). Borrower agrees that Lender’s right to collect interest at the Default Rate is given for the purpose of compensating Lender at reasonable amounts for Lender’s added costs and expenses that occur as a result of Borrower’s default and that are difficult to predict in amount, such as increased general overhead, concentration of management resources on problem loans, and increased cost of funds. Lender and Borrower agree that Lender’s collection of interest at the Default Rate is not a fine or penalty, but is intended to be and shall be deemed to be reasonable compensation to Lender for increased costs and expenses that Lender will incur if an Event of Default occurs hereunder. Collection of interest at the Default Rate shall not be construed as an agreement or privilege to extend the Maturity Date or to limit or impair any rights and remedies of Lender under any Credit Document. If judgment is entered on this Note, interest shall continue to accrue post-judgment at the greater of (a) the Default Rate or (b) the applicable statutory judgment rate.

3.             Security; Definitions; and Construction.

(a)       This Note is and shall be secured by, and Lender is entitled to the benefits of, the Liens granted by Borrower to Agent under the Credit Documents and all other related filings, instruments, agreements and documents providing Collateral for the Loan and the other Obligations (as hereinafter defined), whether now or hereafter in existence.

(b)       When used herein, the following terms shall have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

“Agent” means Black Horse Capital Master Fund Ltd., in its capacity as agent for the Lender and the other Holders, and any successors or assigns thereof in such capacity.

“Change in Control” means (i) any reorganization, merger or consolidation of Borrower, other than a transaction or series of related transactions in which the holders of the voting securities of Borrower outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of Borrower or such other surviving or resulting entity or (ii) a sale, lease or other disposition of all or substantially all of the assets of Borrower.

“Code” means the Uniform Commercial Code as in effect in the State of Delaware from time to time.

“Collateral” means all personal and real property with respect to which a Lien has been granted to or for the benefit of Agent pursuant to the Credit Documents, or which otherwise secures the payment or performance of any Obligation.

“Credit Documents” means, collectively, the Security Agreement, this Note, and any and all guaranties, security agreements, pledge agreements, and other instruments, agreements and documents delivered to Agent from time to time that evidence, secure or otherwise relate to any of the transactions described in or contemplated thereby, and any amendments, renewals, restatements, replacements or other modifications of the foregoing from time to time.

“Financing” means a bona fide transaction or series of related transactions with the principal purpose of raising capital, pursuant to which Borrower raises aggregate gross proceeds of not less than THREE MILLION DOLLARS ($3,000,000.00).

“Holders” has the meaning ascribed to such term in the Security Agreement.

“Lien” means any mortgage, deed of trust, pledge, security interest, hypothecation, assignment, deposit arrangement, lien (statutory or other), or preference, priority, or other security agreement or preferential arrangement, charge or encumbrance of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Code or comparable law of any jurisdiction to evidence any of the foregoing).

“Loan” means the loan evidenced by this Note.

“Loan Parties” means, collectively, Borrower and any other party who may from time to time be obligated under this Note.

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“Obligations” means this Loan and all other term loans and revolving credit loans and all other advances, debts, liabilities, obligations, covenants and duties owing, arising, due or payable from Borrower to Lender of any kind or nature, existing or future, whether or not evidenced by any note, letter of credit, reimbursement agreement, guaranty or other instrument or document, whether arising under or issued pursuant to this Note, the Credit Documents or otherwise and whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, existing on or after the date hereof and however acquired or extended, and whether or not of the same kind or quality or that relate to the same transactions or series of transactions, and all amendments, renewals, restatements, replacements, consolidations or other modifications of the foregoing from time to time. The term includes all principal, interest, fees, expenses and any other amounts chargeable to Borrower or any other person or entity under any of the Credit Documents.

“Security Agreement” means the Security Agreement dated as of the date hereof by and between Agent, as agent for the Holders, and Borrower, as it may be amended, modified, supplemented, or replaced from time to time.

“Usury Law” means any law or regulation of any governmental authority having jurisdiction, limiting the amount of interest that may be paid for the loan, use or detention of money.

(c)           The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without being limited to.” The term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “or.” Words of masculine, feminine or neuter gender shall mean and include the correlative words of the other genders, and words importing the singular number shall mean and include the plural number, and vice versa. All article, section, schedule, and exhibit captions are used for convenient reference only and in no way define, limit or describe the scope or intent of, or in any way affect, any such article, section, schedule, or exhibit. Unless the context of this Note clearly requires otherwise, references to the plural include the singular, references to the singular include the plural. Any reference in this Note or in the Credit Documents to this Note or to any of the Credit Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements thereto and thereof, as applicable.

(d)          An Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by Lender.

4.             Usury. All agreements contained in the Credit Documents are expressly limited so that in no event whatsoever, whether by reason of the making of advances on account of the Loan, or under any of the Credit Documents, or acceleration of maturity of the unpaid principal balance of the Loan or otherwise, shall the amount paid or agreed to be paid by or on behalf of Borrower to Lender for the use, forbearance or detention of money exceed the highest lawful rate permissible under any applicable Usury Law. If, from any circumstances whatsoever, compliance with any of the Credit Documents, at the time performance thereunder shall be due, shall involve transcending the limit of validity prescribed by law which a court of competent jurisdiction may deem applicable thereto, then, ipso facto, the obligations to be fulfilled shall be reduced to the limit of such validity. If from any circumstance, Lender shall ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance due hereunder and not to the payment of interest. This provision shall control every other provision of all agreements between any Borrower and Lender; provided, however, that there shall be no automatic reduction of such payments or obligations as to any party barred by law from availing itself in any action or proceeding of the defense of usury, or any party barred or exempted from the operation of any Usury Law, or in the event and to the extent the Loan, because of its amount or purpose or for any other reason, is exempt from the operation of the Usury Law.

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5.             Prepayment.

(a)       This Note may be prepaid in whole or in part at any time after the date hereof.

(b)       This Note shall be prepaid in whole concurrently with the completion of a Financing or upon a Change in Control.

(c)       Any prepayment of principal shall be accompanied by a payment of interest accrued to date thereon.

6.             Default.

6.1          Events of Default. Any one or more of the following events shall constitute an event of default (each, an “Event of Default”) under this Note:

(a)       Borrower fails to timely pay any monetary obligation under this Note in accordance with the terms hereof; or

(b)       Borrower fails or neglects to timely perform, keep, or observe any other term, provision, condition, covenant, or agreement contained in this Note and such failure or neglect continues more than fifteen (15) days after Agent sends written notice to Borrower of such failure or neglect (provided that Borrower shall not be entitled to a cure period hereunder if Agent determines in good faith that such failure or neglect is not capable of being cured or is not capable of being cured within such 15-day period); or

(c)       any Loan Party fails to timely pay any monetary obligation or fails or neglects to timely perform, keep, or observe any term, provision, condition, covenant or agreement under any other Credit Document in accordance with the terms thereof and such failure or neglect continues beyond any applicable notice and cure period provided in such Credit Document; or

(d)       an “Event of Default” under any other Credit Document shall have occurred; or

(e)       Borrower is unable to pay its debts generally as they become due, makes an assignment for the benefit of creditors, or an order, judgment, decree or injunction is entered adjudicating Borrower bankrupt or insolvent or requiring the dissolution or split up of Borrower or preventing Borrower from conducting all or any part of its business; or any order for relief with respect to Borrower is entered under the Federal Bankruptcy Code; or Borrower petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of Borrower, or of any substantial part of the assets of Borrower, or commences any proceeding relating to Borrower under any bankruptcy reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar laws of any jurisdiction now or hereafter in effect; or any such petition or application is filed, or any such proceeding is commenced, against Borrower and either (i) Borrower by any act indicates its approval thereof, consent thereto or acquiescence therein or (ii) such petition, application or proceeding is not dismissed within sixty (60) days.

6.2          Acceleration upon Event of Default. Upon the occurrence of any Event of Default (whether or not Lender has knowledge that such Event of Default exists), then the Loan and all other Obligations of Borrower and the other Loan Parties to Lender under this Note and the other Credit Documents shall, (a) at the option of Agent, or (b) upon an Event of Default under Section 6.1(e) above, and notwithstanding any cure period allowed in any other Credit Document, immediately become due and payable without demand and without notice to Borrower, any other Loan Party, or any other person or entity.

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7.            Agent’s Rights and Remedies.

7.1       Rights and Remedies. Upon the occurrence, and during the continuation, of an Event of Default: (a) Agent shall have all rights and remedies available to it at law or equity for collection of the amounts due under this Note; (b) Agent shall have all rights, powers and remedies set forth in the other Credit Documents relating to the Collateral as security for the Loan and the other Obligations, as well as any and all rights and remedies available to it under any applicable law or as otherwise provided at law or in equity; (c) Borrower shall pay to Agent, in addition to the sums stated above, the reasonable costs of collection, regardless of whether litigation is commenced, including any reasonable attorneys’ (and any other consultants’ or experts’) fees, expenses and other costs, to the extent not prohibited by law; and (d) notwithstanding any other provision of this Note, during the period of existence of such Event of Default, interest on the Loan evidenced by this Note shall accrue and be paid at the Default Rate.

7.2       Remedies Cumulative. Agent’s rights and remedies under this Note, the Credit Documents and all other agreements related to the transactions described in the Credit Documents shall be cumulative. Agent shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law or in equity. No exercise by Agent of one right or remedy shall be deemed an election, and no waiver by Agent of any Event of Default shall be deemed a continuing waiver. No delay by Agent shall constitute a waiver, election, or acquiescence by it.

7.3          Borrower’s Approvals, Ratifications, and Waivers.

(a)       Except as expressly set forth herein, to the fullest extent permitted by applicable law, Borrower, for itself, and its successors and assigns, expressly waives presentment, demand, protest, notice of dishonor, protest, notice of protest, notice of intent to accelerate, notice of acceleration, and any and all other notices, demands and consents in connection with the delivery, acceptance, performance, default or enforcement of this Note, and hereby further waives stay of execution and all suretyship defenses to payment generally. No release of any security held for the payment of this Note, or extension of any time periods for any payments due hereunder, or release of Collateral that may be granted by Agent from time to time, and no alteration, amendment or waiver of any provision of this Note or of any of the other Credit Documents, shall modify, waive, extend, change, discharge, terminate or affect the liability of Borrower or any other Loan Party under this Note or the other Credit Documents.

(b)       No failure or delay of Agent in exercising any right or remedy hereunder will operate as a waiver thereof, nor will any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power, or operate as, or be construed to constitute, a waiver of any subsequent breach of the same or other provision hereof.

(c)       Borrower covenants and agrees that it is liable with respect to all of the Obligations, including the Loan. Upon the occurrence of any Event of Default and at any time thereafter, Borrower covenants and agrees that Agent may, in its sole and absolute discretion, proceed directly against Borrower, any other Loan Party, or any other person or entity liable for the payment or performance of the Obligations, or any or all of the Collateral, or other security for the Obligations, or any combination of the foregoing, in one or more claims, actions or proceedings, whether or not any such claims, actions or proceedings are instituted simultaneously or at different times.

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8.       Authority. Borrower warrants and represents that the persons or officers who are executing this Note and the other Credit Documents on behalf of Borrower have full right, power and authority to do so, and that this Note and the other Credit Documents constitute valid and binding documents, enforceable against Borrower in accordance with their terms, and that no other person, entity, or party is required to sign, approve, or consent to, this Note.

9.       Governing Law. The laws of the State of Delaware shall govern all questions concerning the construction, validity, interpretation and enforceability of this Note, and the performance of the obligations imposed by this Note, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

10.       Notices. All notices, demands and other communications required or permitted to be given hereunder shall be in writing and may be delivered by hand, by email in .pdf format or similar format, by nationally recognized private courier, or by United States mail. Notices delivered by mail shall be deemed given three business days after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested. Notices delivered by hand shall be deemed delivered when actually delivered. Notices given by nationally recognized private courier shall be deemed delivered on the date delivery is promised by the courier. Notices given by email with a confirmation or acknowledgment of transmission (including any response to such transmission) shall be deemed given when transmitted. Notices, demands and communications to each Party shall be sent to the following address and other information applicable for the method of notice used:

If to Borrower:	Humanigen, Inc. 533 Airport Blvd., #400 Burlingame, CA 94010 Attn: Dr. Cameron Durrant E-mail: cdurrant@humanigen.com

If to Lender:	[NAME] [ADDRESS LINE 1] [ADDRESS LINE 2] Attn: E-mail:

or to such other respective addresses or fax numbers as each Party may designate by notice given in accordance with the foregoing provisions of this Section 10.

11.       WAIVER OF JURY TRIAL AND COUNTERCLAIMS. TO THE FULLEST EXTENT PERMITTED BY LAW, AND AS SEPARATELY BARGAINED-FOR CONSIDERATION TO LENDER, BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY (WHICH LENDER ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR OTHERWISE RELATING TO ANY OF THE CREDIT DOCUMENTS, THE OBLIGATIONS, THE COLLATERAL, OR LENDER’S CONDUCT IN RESPECT OF ANY OF THE FOREGOING. TO EFFECTUATE THE FOREGOING, AGENT IS HEREBY GRANTED AN IRREVOCABLE POWER OF ATTORNEY TO FILE, AS ATTORNEY-IN-FACT FOR BORROWER, A COPY OF THIS NOTE IN ANY DELAWARE COURT, AND THE COPY OF THIS NOTE SO FILED SHALL CONCLUSIVELY BE DEEMED TO CONSTITUTE BORROWER’S WAIVER OF TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR OTHERWISE RELATING TO ANY OF THE CREDIT DOCUMENTS, THE OBLIGATIONS, THE COLLATERAL OR LENDER’S CONDUCT IN RESPECT OF ANY OF THE FOREGOING.

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12.          Appointment of Agent. The Lender hereby designates the Agent to act as the contractual representative for the Lender with respect to this Note and the Security Agreement. The Lender hereby authorizes the Agent to take such action on its behalf under the provisions of this Note and the Security Agreement, and to exercise such powers and perform such duties hereunder and thereunder as are specifically delegated to it hereunder or under the Security Agreement or required of the Agent by the terms hereof or thereof, together with such other powers as are reasonably incidental thereto.

13.          Miscellaneous.

(a)       Time is of the essence in this Note.

(b)       The provisions of this Note shall be deemed severable and if any portion shall be held invalid, illegal or unenforceable for any reason, the remainder of this Note shall be effective and binding upon the Parties, and interpreted in a manner consistent with the parties’ original intent prior to the severance of this Note, to the extent reasonably practicable.

(c)       This Note and the other Credit Documents collectively: (i) constitute the final expression of the agreement between Borrower and Lender concerning the Loan; (ii) contain the entire agreement between Borrower and Lender respecting the matters set forth herein and in such other Credit Documents; and (iii) may not be contradicted by evidence of any prior or contemporaneous oral agreements or understandings between Borrower and Lender. Neither this Note nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought.

(d)       If there is a conflict between or among the terms, covenants, conditions or provisions of this Note and the other Credit Documents, any term, covenant, condition or provision that Lender may elect to enforce from time to time so as to enlarge the interest of Lender in its security for the Obligations, afford Lender the maximum financial benefits or security for the Obligations, or provide Lender the maximum assurance of payment of the Loan and the Obligations in full shall control. BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS BEEN PROVIDED WITH SUFFICIENT AND NECESSARY TIME AND OPPORTUNITY TO REVIEW THE TERMS OF THIS NOTE AND EACH OF THE CREDIT DOCUMENTS WITH ANY AND ALL COUNSEL IT DEEMS APPROPRIATE, AND THAT NO INFERENCE IN FAVOR OF, OR AGAINST, LENDER OR BORROWER SHALL BE DRAWN FROM THE FACT THAT EITHER SUCH PARTY HAS DRAFTED ANY PORTION OF THIS NOTE OR ANY OF THE CREDIT DOCUMENTS.

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IN WITNESS WHEREOF, Borrower has executed and delivered this Note to Lender and Lender has accepted this Note from Borrower as of the day and year first above written.

Humanigen, Inc.,
a Delaware corporation

By: /s/ Greg Jester
Name:	Greg Jester
Title:	Chief Financial Officer

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